COMMON STOCK                                              COMMON STOCK
WITHOUT PAR VALUE                                    WITHOUT PAR VALUE



INCORPORATED UNDER THE LAWS OF THE STATE OF WISCONSIN

TWIN DISC, INCORPORATED

THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK OR
MILWAUKEE, WISCONSIN


                                                 CUSIP 901476 10 1
                               SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

This Certifies that




is the owner of


FULLY PAID AND NON-ASSESABLE SHARES OF THE COMMON STOCK OF


Twin Disc, Incorporated transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation (copies of which are on file with the Transfer Agent) to all of which the holder by acceptance hereof assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registar. Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated:


Fred Timm                                           Michael E. Batten
Secretary                                           President and Chief
                                                    Executive Officer
                                Corporate
                                   Seal